UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2017

PAYMENT DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12500 San Pedro, Suite 120, San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

(210) 249-4100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2017, we and Singular Payments, LLC, a Florida limited liability company, mutually agreed to extend the interest start date under a $500,000 secured line of credit promissory note from May 31, 2017 to the earlier of August 1, 2017, the date of closing and funding our proposed acquisition of Singular Payments or the termination of a non-binding letter of intent regarding the proposed acquisition, or until such mutually agreed upon extended date. Thereafter, interest will accrue at a rate of ten percent per annum. Upon an event of default, interest will accrue at the maximum lawful rate or 15% per annum. The line of credit matures on November 1, 2019.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Our annual meeting of stockholders was held on June 6, 2017. Proxies were solicited pursuant to our definitive proxy statement filed on April 27, 2017 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.

The number of shares of our common stock entitled to vote at the annual meeting was 11,761,111. The holders of 9,432,585 shares of common stock were present or represented by valid proxy at the annual meeting. Each share of common stock was entitled to one vote with respect to matters submitted to our stockholders at the annual meeting. At the annual meeting, our stockholders voted on the matters set forth below.

Proposal 1 – Election of Class III Director

Miguel A. Chapa was duly elected as the Company’s Class III director. The result of the election was as follows:

NOMINEE	FOR	WITHHELD
Miguel A. Chapa	5,323,019	96,725

Proposal 2 – Advisory Vote on Executive Compensation

Our stockholders voted upon and approved, by non-binding advisory vote, the compensation of our Named Executive Officers, as described in our proxy statement dated April 27, 2017. The votes on this proposal were as follows:

FOR	AGAINST	ABSTAIN
5,294,888	121,352	3,504

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

Our stockholders voted upon and approved the ratification of the appointment of Akin, Doherty, Klein & Feuge, P.C. to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2017 was ratified. The votes on this proposal were as follows:

FOR	AGAINST	ABSTAIN
9,411,887	8,936	11,762

Item 8.01	Other Events.

Attached is our presentation delivered at our 2017 annual meeting of stockholders.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Amendment No. 1 to Line of Credit Promissory Note, dated June 6, 2017, by and between Singular Payments, LLC, as Borrower and Payment Data Systems, Inc., as Lender.
99.1	Payment Data Systems, Inc. Presentation for 2017 Annual Meeting of Stockholders on June 6, 2017.

The information filed as Exhibit 99.1 to this Current Report on Form 8-K is being furnished in accordance with Item 8.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities imposed by that Section. Such information shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as may be expressly set forth in a specific filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMENT DATA SYSTEMS, INC.

Date: June 8, 2017	By:	/s/ Louis A. Hoch
	Name:	Louis A. Hoch
	Title:	Chief Executive Officer and President